                                     EXHIBIT 10.38
                                                    |__| Employee's Copy
                                                    |__| Partnership's Copy

                            CAPITAL AUTOMOTIVE L.P.
                             Employment Agreement

To David S. Kay:

     This Agreement establishes the terms of your employment with Capital Automotive L.P., a Maryland limited partnership (the "Partnership"). It replaces your prior employment agreement with Capital Automotive REIT, a Maryland real estate investment trust (the "Company"), under which the Company assigned your agreement to the Partnership. You remain an employee of the Company, but your primary responsibility is as an employee of the Partnership.

Employment     You and the Partnership agree to your employment as Vice
and Duties     President and Chief Financial Officer on the terms contained herein. In such position, you will report directly to the Company's Chief Executive Officer (the "CEO") and to the General
               Partner of the Partnership. You agree to perform whatever duties the Partnership may assign you from time to time, consistent with your position as a senior executive. During your employment, you agree to devote your full business time, attention, and energies to performing those duties (except as the Partnership otherwise agrees from time to time). You agree to faithfully serve the Partnership, to conform to and comply with the lawful and good faith directions and instructions given you by the Partnership, and to use your best efforts to promote and serve the interests of the Partnership. You agree to comply with the noncompetition, secrecy, and other provisions of Exhibit A to this Agreement.

Term of        Your employment under this Agreement begins as of January 1,
Employment     1998 (the"Effective Date"). Unless sooner terminated under this
               Agreement, your employment ends at 6:00 p.m. Eastern Time on

                   June 30, 1998, if the Company has not consummated its initial public offering ("IPO") by that date, or

                   October 19, 2001, if the Company has consummated its IPO on or before June 30, 1998.

               The period running from the Effective Date to the applicable date in the preceding sentence is the "Term."

               Termination or expiration of this Agreement ends your employment but does not end your obligation to comply with Exhibit A.

Compensation

     Salary The Partnership (or, in its discretion, the Company) will pay you an annual salary (the "Salary") from October 27, 1997 at the rate of not less than $150,000 in accordance with its payroll practices. The Partnership or the Compensation Committee of the General Partner ("Compensation Committee") will review your Salary annually and consider you for increases.

     Bonus The Partnership or the Compensation Committee will establish annual bonus targets under which you will be eligible for an annual bonus equal to up to 100% of your Salary.

     Employee While you are employed under this Agreement, the Partnership Benefits will provide you with the same benefits, including medical insurance coverage, as the Partnership makes generally available from time to time to the Partnership's employees, as those benefits are amended or terminated from time to time, and such other benefits as are commensurate with your position as a senior executive of a public company, including either a company automobile or an allowance for an automobile. Your participation in the Partnership's benefit plans will be subject to the terms of the applicable plan documents and the Partnership's generally applied policies, and the Partnership in its sole discretion may from time to time adopt, modify, interpret, or discontinue such plans or policies.

Place of       Your principal place of employment will be at the Partnership's
Employment     headquarters in the Washington metropolitan area (or such other offices as the Partnership may establish from time to time and to which it assigns you in its sole discretion). You understand and agree that you must travel from time to time for business reasons.

Indemni-       The Partnership will indemnify you to the fullest extent
fication       authorized by law if you are made a party to any action, suit, or proceeding, whether criminal, civil, administrative, or
               investigative, because you are or were a manager, officer, or employee of the Partnership or serve or served any other entity as a director, officer, or employee at the Partnership's request;
               provided, however, that you must repay the Partnership for any
               --------  -------
               indemnification if the final determination of an arbitrator or a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that indemnification by the Partnership is not permissible under applicable law.

Expenses The Partnership will reimburse you for reasonable and necessary travel and other business-related expenses you incur for the Partnership in performing your duties under this Agreement. You must itemize and substantiate all requests for reimbursements. You must submit requests for reimbursement in accordance with the policies and practices of the Partnership and within 60 days after incurring the expense.

No Other       For so long as you are employed by the Partnership, you agree
Employment     that you will not, directly or indirectly, provide services to any person or organization for which you receive compensation or otherwise engage in activities that would conflict or interfere significantly with the faithful performance of your duties to the Partnership without the Partnership's prior written consent.
               (This prohibition excludes any work performed at the Partnership's direction including any work for the Company.) You may manage your personal investments, as long as the management takes only minimal amounts of time and is consistent with the provisions of the No Competition Section in Exhibit A and is otherwise consistent with the policies and practices of the Partnership.

               You represent to the Partnership that you are not subject to any agreement, commitment, or policy of any third party that would prevent you from entering into or performing your duties under this Agreement, and you agree that you will not enter into any agreement or commitment or agree to any policy that would prevent or hinder your performance of duties and obligations under this Agreement, including Exhibit A.

No Conflicts   You confirm that you have fully disclosed to the Partnership and
of Interest    the Company, to the best of your knowledge, all circumstances under which you, your spouse, and your relatives (including their spouses, children, and relatives) have or may have a conflict of interest with the Partnership or the Company. You further agree to fully disclose to the Partnership any such circumstances that might arise during the Term. You agree to fully comply with the Partnership's policy and practices relating to conflicts of interest.

No Payments    You will neither pay nor permit payment of any remuneration to Governmen- to or on behalf of any governmental official other than payments tal Officials required or permitted by applicable law.

Termination    Subject to the provisions of this section, the Partnership may terminate your employment, or you may resign, except that, if you voluntarily resign, you must provide the Partnership with 90 days' prior written notice (unless the Partnership has previously waived such notice in writing or authorized a shorter notice period).

    For Cause  The Partnership may terminate your employment for "Cause" if you:

                   (i) engage in dishonesty that relates materially to the performance of services or any obligations under this Agreement, including Exhibit A;

                   (ii) are convicted of any misdemeanor (other than for minor infractions) involving fraud, breach of trust, misappropriation, or other similar activity or any felony;

                   (iii) perform your duties under this Agreement in a grossly negligent manner; or

                   (iv) willfully breach this Agreement, including Exhibit A, in a manner materially injurious to the Partnership. An act or omission is only "willful" if you acted in bad faith or without any reasonable belief that the action or omission was in the interests of the Partnership and consistent with your duties and obligations under this Agreement.

               Your termination for Cause under (i) and (ii) will be effective immediately upon the Partnership's mailing or transmission of such notice. Before terminating your employment for Cause under
               (iii) or (iv), the Partnership will specify in writing to you the nature of the act, omission, refusal, or failure that it deems to constitute Cause. The Partnership will give you the opportunity to correct the situation (and thus avoid termination for Cause under (iii) or (iv)). You must complete the correction within a reasonable period of time after the written notice to you, and the Partnership agrees to provide you no less than 15 days for such correction.

    Without    Subject to the provisions below under Payments on Termination,
    Cause      the Partnership may terminate your employment under this
               Agreement before the end of the Term without Cause.

    Good       You may resign for Good Reason with 45 days' advance written
    Reason     notice as provided below. "Good Reason" means the occurrence, without your written consent, of any of the following circumstances:

                   the Partnership's failure to perform or observe any of the material terms or provisions of this Agreement,

                   the assignment to you of any duties inconsistent with, or any substantial diminution in, your employment status or responsibilities as in effect on the date of this Agreement,

                   the Partnership's relocation of its headquarters to a location that would increase your commuting distance by more than 50 miles, based on your residence when this Agreement is executed, or a Change of Control after consummation of an IPO, consisting of any one or more of the following events:

                         a person, entity, or group (other than the Company, the Partnership, any subsidiary of either, any

                         Company Group benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of more than 40% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities");

                         consummation of a merger or consolidation of the Company into any other entity -- unless the holders of the Company Voting Securities outstanding immediately before such consummation, together with any trustee or other fiduciary holding securities under a Company Group benefit plan, hold securities that represent immediately after such merger or consolidation more than 60% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its parent; or

                         the stockholders of the Company approve (i) a plan of complete liquidation or dissolution of the Company or
                         (ii) an agreement for the Company's sale or disposition of all or substantially all the Company's assets, and such liquidation, dissolution, sale, or disposition is consummated.

               Even if other tests are met, a Change of Control has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.

               You must give notice to the Partnership of your intention to resign for Good Reason within 30 days after the occurrence of the event that you assert entitles you to resign for Good Reason. In that notice, you must specify the condition that you consider provides you with Good Reason and must give the Partnership an opportunity to cure the condition within 30 days after your notice. If the Partnership fails to cure the condition, your resignation will be effective on the 45th day after your notice (unless the Board has previously waived such notice period in writing or agreed to a shorter notice period).

               You will not be treated as resigning for Good Reason if the Partnership had Cause to terminate your employment as of the date of your notice of resignation.

   Disability  If you become "disabled" (as defined below), the Partnership may terminate your employment. You are "disabled" if you are unable, despite whatever reasonable accommodations the law requires, to render services to the Partnership for more than 90 consecutive days because of physical or mental disability, incapacity, or illness. You are also disabled if you are deemed to be disabled within the meaning of the Partnership's long-term disability policy as then in effect.

   Death If you die during the Term, the Term will end as of the date of your death.

   Payments    If the Partnership terminates your employment for or without on Termin-  Cause or because of disability or death or because the Company
   ation       does not consummate its IPO or you resign, the Partnership will pay you any unpaid portion of your Salary pro-rated through the date of actual termination and any annual bonuses already determined by such date but not yet paid, reimburse any substantiated but unreimbursed business expenses, pay any accrued and unused vacation time (to the extent consistent with the Partnership's policies), and provide such other benefits as applicable laws or the terms of the benefits require. Except to the extent the law requires otherwise or as provided in the Severance paragraph, neither you nor your beneficiary or estate will have any rights or claims under this Agreement or otherwise to receive severance or any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination. If your employment is terminated because the Partnership does not consummate its IPO by June 30, 1998, you agree to waive any rights to severance set forth below in exchange for the benefits provided under your agreement with Friedman, Billings, Ramsey & Co., Inc. dated as of October 27,
               1997.

     Severance     In addition to the foregoing payments, if the Partnership
                   terminates your employment without Cause or you resign for Good Reason before the end of the Term, the Partnership will pay you severance equal to your Salary, as then in effect, for 24 months in a single lump sum as soon as practicable but in any event no more than 90 days after termination;

                         pay the premium cost for you to receive any group health coverage the Partnership must offer you under
                         Section 4980B of the Internal Revenue Code of 1986 ("COBRA Coverage") for the period of such coverage; and

                         pay you, at the time the Partnership would otherwise pay your annual bonus, your pro rata share of the bonus for the year of your termination, where the pro rata factor is based on days elapsed in your year of termination till date of termination over 365, less any portion of the bonus for the year of your termination already paid.

                   You are not required to mitigate amounts payable under the Severance paragraph by seeking other employment or otherwise; however, you agree to return any payments under this Severance paragraph if you fail to comply with Exhibit A. Expiration of this Agreement, whether because of notice of non-renewal or otherwise, does not constitute termination without Cause nor is it grounds for resignation with Good Reason.

Assignment     The Partnership may assign or otherwise transfer this Agreement and any and all of its rights, duties, obligations, or interests under it to the Company or any of the affiliates or subsidiaries of the Company or the Partnership or to any business entity that at any time by merger, consolidation, or otherwise acquires all or substantially all of the Company's stock or assets or the partnership units or assets of the Partnership or to which the Company or the Partnership transfers all or substantially all of its assets.

               Upon such assignment or transfer, any such business entity will be deemed to be substituted for the Partnership for all purposes. Assignment or transfer does not constitute termination without Cause nor is it grounds for resignation with Good Reason absent the occurrence of a Change of Control. This Agreement binds the Partnership, its successors or assigns, and your heirs and the personal representatives of your estate. Without the Partnership's prior written consent, you may not assign or delegate this Agreement or any or all rights, duties, obligations, or interests under it.

Severability   If the final determination of an arbitrator or a court competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision of this Agreement, including any provision of Exhibit A, is invalid or unenforceable, the remaining terms and provisions will be unimpaired, and the invalid or unenforceable term or provision will be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Amendment;     Neither you nor the Partnership may modify, amend, or waive
Waiver         the terms of this Agreement other than by a written instrument signed by you and a duly authorized representative of the General
               Partner of the Partnership. Either party's waiver of the other party's compliance with any provision of this Agreement is not a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement.

Withholding    The Partnership will reduce its compensatory payments to you for withholding and FICA taxes and any other withholdings and contributions required by law.

Third Party    You understand and agree that the Company is a third party
Beneficiary    beneficiary of this Agreement.

Governing Law  The laws of the Commonwealth of Virginia (other than its conflict of laws provisions) govern this Agreement.

Notices Notices must be given in writing by personal delivery, by certified mail, return receipt requested, by telecopy, or by overnight delivery. You should send or deliver your notices to the Partnership's headquarters. The Partnership will send or deliver any notice given to you at your address as reflected on the Partnership's personnel records. You and the Partnership may change the address for notice by like notice to the others. You and the Partnership agree that notice is received on the date it is personally delivered, the date it is received by certified mail, the date of guaranteed delivery by the overnight service, or the date the fax machine confirms receipt.

Legal Fees     If a claim is asserted for breach of any provision of this
               Agreement, you will be entitled to recover your reasonable attorney's fees and expenses if you prevail.

Superseding    This Agreement supersedes any prior oral or written employment,
Effect         severance, option, or fringe benefit agreements between you and the Company or the Partnership. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements, and writings with respect to the subject matter of this Agreement
               (other than your agreement with Friedman, Billings, Ramsey & Co.
               dated as of October 27, 1997). All such other negotiations, commitments, agreements, and writings will have no further force or effect; and the parties to any such other negotiation, commitment, agreement, or writing will have no further rights or obligations thereunder.

If you accept the terms of this Agreement, please sign in the space indicated below. We encourage you to consult with any advisors of your choosing.


                              CAPITAL AUTOMOTIVE L.P.

                              General Partner:

                              CAPITAL AUTOMOTIVE REIT, a Maryland real estate investment trust

                                    By:
                                       ------------------------------
                                    Its:
                                        -----------------------------

I accept and agree to the terms of employment set forth in this Agreement:


---------------------------
      David S. Kay

Dated:
      ---------------------

                                   Exhibit A
                                   ---------

No Competition     In consideration of your employment by the Partnership and salary and benefits under this Agreement, during the term of your employment, and except as set forth below, until the date one year after your employment with the Company, the Partnership, or their successors, assigns, affiliates, or subsidiaries (collectively, the "Company Group") ends for any reason (the "Restricted Period"), you agree as follows:

                   The Company is a real estate investment trust formed to acquire real properties owned by automobile dealerships and other automotive-related businesses and lease the properties to such businesses. You will not, directly or indirectly, promote, be employed by, lend money to, invest in, or engage in any Competing Business within the Market Area. That prohibition includes, but is not limited to, acting, either singly or jointly or as agent for, or as an employee of or consultant to, any one or more persons, firms, entities, or corporations directly or indirectly (as a director, independent contractor, representative, consultant, member, or otherwise) that constitutes such a Competing Business. You may own up to 3% of the outstanding capital stock of any corporation that is actively publicly traded without violating this No Competition covenant. This covenant does not preclude you from being employed by any automobile dealership or dealership group or other automotive-related business that is a lessee or prospective lessee of properties the Company or the Partnership holds or is actively considering acquiring.

                   If, during the Restricted Period, you are offered and want to accept employment with a business that engages in activities similar to the Company's or the Partnership's, you will inform the Partnership in writing of the identity of the business, your proposed duties with that business, and the proposed starting date of that employment. You will also inform that business of the terms of this Exhibit A. The Partnership will analyze the proposed employment and make a good faith determination as to whether it would threaten the Partnership's legitimate competitive interests. If the Partnership determines that the proposed employment would not pose an unacceptable threat to its interests, the Partnership will notify you that it does not object to the employment.

                   You acknowledge that, during the portion of the Restricted Period that follows your employment, you may engage in any business activity or gainful employment of any type and in any place except as described above. You acknowledge that you will be reasonably able to earn a livelihood without violating the terms of this Agreement.

                   You understand and agree that the rights and obligations set forth in this No Competition Section will continue for one year from the date of termination of this Agreement and your employment with the Partnership or the Company Group, unless the Company does not consummate its IPO by June 30, 1998, in which event your obligations under this No Competition Section end when your employment ends.

     Definitions

        Competing  Competing Business means any service or financial product
        Business of any person or organization other than the Company Group, in existence or then under development, that competes or could potentially compete, directly or indirectly, with any service or financial product of the Company Group upon which or with which you have worked for the Partnership or the Company Group or about which you acquire knowledge while working for the Partnership or the Company Group. Competing Business includes any enterprise engaged in the formation or operation of real estate investment trusts or other entities that invest primarily in automobile dealership or automotive-related properties or provide real estate financing to automobile dealerships or automotive-related businesses. Competing Business excludes real estate investment trusts and similar entities that do not engage in activities related to automotive dealerships or automotive-related businesses.

        Market     The Market Area consists of the United States.
        Area

No Interference;   During the Restricted Period, you agree that you will not, directly

No Solicitation    or indirectly, whether for yourself or for any other
                   individual or entity (other than the Partnership or its affiliates or subsidiaries), intentionally solicit or endeavor to entice away from the Company Group:

                         any person whom the Company Group employs (other than as your personal secretary) or otherwise engages to perform services as a consultant or sales representatives; or

                         any person or entity who is, or was, within the Restricted Period, a contractor or subcontractor of the Company Group known to you or a lessee or prospective lessee of properties the Company Group holds or is actively considering acquiring.

Secrecy

     Preserving    Your employment with the Partnership under and, if
     Partnership   applicable, before this Agreement has given and will give
     Confidences   you Confidential Information (as defined below). You
                   acknowledge and agree that using, disclosing, or publishing any Confidential Information in an unauthorized or improper manner could cause the Partnership or Company Group substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate.
                   Accordingly, you agree with the Partnership that you will not at any time, except in performing your employment duties to the Partnership or the Company Group under this Agreement (or with the Partnership's prior written consent), directly or indirectly, use, disclose, or publish, or permit others not so authorized to use, disclose, or publish any Confidential
                   Information that you may learn or become aware of, or may have learned or become aware of, because of your prior or continuing employment, ownership, or association with the Partnership or the Company Group or any of their predecessors, or use any such information in a manner detrimental to the interests of the Partnership or the Company Group.

     Preserving    You agree not to use in working for the Company Group and not
     Others'       to disclose to the Company Group any trade secrets or other
     Confidences   information you do not have the right to use or disclose and that the Company Group is not free to use without liability of any kind. You agree to promptly inform the Partnership in writing of any patents, copyrights, trademarks, or other proprietary rights known to you that the Partnership or the Company Group might violate because of information you provide.

     Confidential  "Confidential Information" includes, without limitation,
     Information   information the Partnership or the Company Group has not
                   previously disclosed to the public or to the trade with respect to the Partnership's or the Company Group's present or future business, operations, services, products, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any of the Partnership's or the Company Group's products or services), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, and any other information not generally known outside the Partnership or the Company Group that may be of value to the Partnership or the Company Group but excludes any information already properly in the public domain. "Confidential Information" also includes confidential and proprietary information and trade secrets that third parties entrust to the Partnership or the Company Group in confidence.

                   You understand and agree that the rights and obligations set forth in this Secrecy Section will continue indefinitely and will survive termination of this Agreement and your employment with the Partnership or the Company Group.

Exclusive          You confirm that all Confidential Information is and must
Property           remain the exclusive property of the Partnership or the
                   relevant member of the Company Group. All business records, business papers, and business documents you keep or make in the course of your employment by the Partnership relating to the Partnership or any member of the Company Group must be and remain the property of the Partnership or the relevant member of the Company Group. Upon the termination of this Agreement with the Partnership or upon the Partnership's request at any time, you must promptly deliver to the Partnership or to the relevant member of the Company Group any Confidential
                   Information or other materials (written or otherwise) not available to the public or made available to the public in a manner you know or reasonably should recognize the Partnership did not authorize, and any copies, excerpts, summaries, compilations, records and documents you made or that came into your possession during your employment. You agree that you will not, without the Partnership's consent, retain copies, excerpts, summaries or compilations of the foregoing information and materials. You understand and agree that the rights and obligations set forth in this Exclusive
                   Property Section will continue indefinitely and will survive termination of this Agreement and your employment with the Company Group.

Maximum Limits     If any of the provisions of Exhibit A are ever deemed to
                   exceed the time, geographic area, or activity limitations the law permits, you and the Partnership agree to reduce the limitations to the maximum permissible limitation, and you and the Partnership authorize a court or arbitrator having jurisdiction to reform the provisions to the maximum time, geographic area, and activity limitations the law permits.

Injunctive Relief  Without limiting the remedies available to the Partnership, you acknowledge

                         that a breach of any of the covenants in this Exhibit A may result in material irreparable injury to the Partnership and Company Group for which there is no adequate remedy at law, and that it will not be possible to measure damages for such injuries precisely.

                   You agree that, if there is a breach or threatened breach, the Partnership or any member of the Company Group will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining you from engaging in activities prohibited by any provisions of this Exhibit A or such other relief as may be required to specifically enforce any of the covenants in this Exhibit A.